POWER OF ATTORNEY HYZON MOTORS INC. KNOW ALL BY THESE PRESENTS, THAT the undersigned Matthew Foulston, a member of the Board of Directors of Hyzon Motors Inc. (the “Filer”) by and on behalf of the Filer hereby constitutes and appoints Sullivan & Cromwell LLP (including Bradford Olson, Associate at Sullivan & Cromwell LLP and Scott Kim, Paralegal at Sullivan & Cromwell LLP, and/or the firm Yes Equity Solutions as Filer’s true and lawful attorney-in-fact to: (1) prepare and submit, for and on behalf of the Filer, to the United States Securities and Exchange Commission (the “SEC”) a Form ID Acknowledgment (executed by either Bradford Olson or Scott Kim and notarized), a Form ID application, sign the Form ID application on behalf of the Filer, prepare and submit any other documents necessary or appropriate in connection with the Filer’s application for EDGAR Filer Access Codes, and to obtain all such codes and passwords; (2) submit this Power of Attorney to the SEC Filer Support Desk; (3) receive notification from the SEC of the various codes and passwords issued to the Filer; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the foregoing; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filer, it being understood that the documents executed by such attorney-in- fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants severally to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Filer agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact. The Filer also agrees to indemnify and hold harmless the attorney-in-fact against any losses, claims, damages or liabilities (or DocuSign Envelope ID: 71C39D4C-132B-4B6E-B22F-DF5BB458308C

actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives to such attorney-in-fact for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse the attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This Power of Attorney shall remain in full force and effect until the EDGAR Filer Access Codes and passwords have been received by the Filer, unless earlier revoked by the Filer in a signed writing delivered to the attorney-in-fact. IN WITNESS WHEREOF, the undersigned, for and on behalf of the Filer, has caused this Power of Attorney to be executed as of this day, _____________________. Matthew Foulston DocuSign Envelope ID: 71C39D4C-132B-4B6E-B22F-DF5BB458308C 7/20/2023